                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                     __________________________


                             FORM 8-K



                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                  September 26, 2000 (September 25, 2000)




                             Anchor Gaming
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



     Nevada                  000-23124              88-0304253
  -----------------         -------------       -------------------
  (State or Other           (Commission           (IRS Employer
   Jurisdiction of           File Number)       Identification No.)
   Incorporation)




                815 Pilot Road, Suite G, Las Vegas, Nevada  89119
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

         Registrant's telephone number, including area code:   (702) 896-7568
                                                               --------------

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ITEM 5.  OTHER EVENTS

         Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a press release issued by Anchor Gaming (the "Company") on September 25, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)   EXHIBITS

         99.1  Press Release dated September 25, 2000.

         99.2 Asset Purchase Agreement dated September 24, 2000 by and between My Way Holdings L.L.C. and Nuevo Sol Turf Club, Inc.

         99.3 Stock Purchase Agreement dated September 24, 2000 related to the repurchase of the Fulton Parties' shares.

         99.4 Assignment of Membership Interests in Ourway Realty, L.L.C. dated September 24, 2000.

         99.5 Consulting Agreement dated September 24, 2000 entered into by Stanley E. Fulton and the Company.



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                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 26, 2000



                                          ANCHOR GAMING

                                          By:  /s/ Geoffrey A. Sage
                                             -------------------------------
                                          Name: Geoffrey A. Sage,
                                                Chief Financial Officer
                                                and Treasurer



                                       3
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                                INDEX TO EXHIBITS



                                                                Sequentially
       Description of Exhibit                                   Numbered Page
       ----------------------                                   -------------
99.1   Press Release dated September 25, 2000.                         --

99.2   Asset Purchase Agreement dated September 24, 2000               --
       by and between My Way Holdings L.L.C. and Nuevo
       Sol Turf Club, Inc.

99.3   Stock Purchase Agreement dated September 24, 2000 related       --
       to repurchase of the Fulton Parties' shares.

99.4   Assignment of Membership Interests in Ourway                    --
       Realty, L.L.C. dated September 24, 2000.

99.5   Consulting Agreement dated September 24, 2000 entered into
       by Stanley E. Fulton and the Company.                           --


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